Exhibit 10(e)(iii)



                           NANTUCKET INDUSTRIES, INC.

                                LICENSE AGREEMENT
                                -----------------

                  This License Agreement (the "Agreement") is effective as of the 1st day of January, 1997 (the "Effective Date"), by and between Brittania Sportswear Limited (A subsidiary of Levi Strauss & Co.), a California corporation with its principal office at 500 Naches Ave. SW, Renton, Washington, 98055 (hereinafter called "Licensor") and Nantucket Industries, Inc., a Delaware corporation with its principal office at 105 Madison Avenue, New York, NY, 10016 (hereinafter called "Licensee").

                                R E C I T A L S:
                                ----------------

                  WHEREAS, Brittania Sportswear Limited, and its predecessor companies have manufactured garments, particularly blue jeans and other casual clothing, for many years; and

                  WHEREAS,   for  many  years  the  trademarks  and  distinctive
features of Licensor's products have come to be recognized by the consuming public as constituting a desirable image of superior quality and thus possess considerable value and goodwill; and

                  WHEREAS, Licensor is well-established in marketing apparel and presently distributes garments to numerous retail outlets having a reputation for quality, service and dependability; and

                  WHEREAS, Licensee has manufactured and sold underwear in the USA for nearly 40 years, and has attained a reputation for quality and dependability with respect to such articles; and

                  WHEREAS, Licensee possesses marketing experience for the distribution of these products; and



                                                                               1


                  WHEREAS,  the  primary  purpose  of  Licensor's   BRITTANIA(R)
accessory licensing program is to provide a unique line of accessories bearing the BRITTANIA(R) trademarks which complements Licensor's product lines.

                  NOW, THEREFORE, in consideration of the premises and of the following promises, the parties hereto hereby agree as follows:

                             ARTICLE 1. DEFINITIONS
                             ----------------------

                  A. "Net Sales" shall mean gross receipts generated from the sale of the Products (as defined below), less customary discounts and allowances allowed and less any credits for returns, transportation charges allowed on returns, or other credits.

                  B. "Net Sales Price" shall mean the wholesale billing price to customers or distributors, less customary discounts and allowances allowed and less any credits for returns, transportation charges allowed on returns, or other credits.

                  C. "Products" shall mean those products set forth on Schedule B hereto.

                  D. "Trademarks" shall mean the trademark BRITTANIA(R) and the various BRITTANIA(R) logos and distinctive marks as set forth on Schedule A hereto. Should Licensor, during the term of this Agreement, develop additional registered or unregistered marks which, in the judgment of Licensor, are appropriate for use by Licensee, Licensor may extend this Agreement to incorporate such marks.

                  E. "Territory" shall mean the United States of America, including its territories, overseas possessions and military bases.


                            ARTICLE 2. LICENSE GRANT
                            ------------------------


                                                                               2



                  A. Licensor grants to Licensee the exclusive right to use the Trademarks on and in connection with the manufacture, sale, distribution and advertising of the Products in the Territory to those stores pre-approved by Licensor per Article 11 below for the period and upon the terms and conditions hereinafter set forth.

                          ARTICLE 3. TERM OF AGREEMENT
                          ----------------------------

                  A. This Agreement shall continue in full force and effect from January 1, 1997 until December 31, 1999, unless sooner terminated by the mutual agreement of both Licensor and Licensee; provided, however, that:

                           (1) If at any time Licensor or Licensee  shall become
bankrupt, insolvent or make any assignment for the benefit of creditors, the other party, as the case may be, shall have the right to immediately terminate this Agreement.

                           (2)  If  either  party  shall  cause  or  permit  any
material breach of this Agreement, the other party shall have the right to terminate this Agreement by written notice to the party causing or permitting the material breach which notice shall specify the alleged breach, and said termination shall be effective ninety (90) days after the receipt of such notice, unless prior thereto such default or breach shall have been cured and thereafter royalties shall be due and payable only on the basis of Net Sales actually made.

                           (3) If at any time,  any  person  who is not,  at the
date hereof, an officer or a director of Licensee becomes, directly or indirectly, the owner of 50% or more of the total outstanding common stock of the company, and active control of the Licensee passes to any party other than those persons currently in active control of the Licensee, then Licensor shall, within 30 days of receiving written notice of such acquisition of stock, or of Licensor becoming aware of such change in ownership or control, shall have the right to terminate this Agreement.



                                                                               3


                  B. The rights and remedies set forth in this article shall not be exhaustive and are in addition to any other rights and remedies provided by law.

                  C. During the term of this Agreement, at the request of either party holding a good faith belief that this Agreement should be replaced by an arrangement or organization better providing for the mutual benefit of both, the parties shall meet to discuss such possible replacement.

                  D. Unless earlier terminated in accordance with the provisions of this Article 3, this Agreement may be renewed as set forth in Article 14 below.

                  E. Article 13 below shall survive the termination of this Agreement.

                              ARTICLE 4. ROYALTIES
                              --------------------

                  A. For purposes of this Agreement, an item shall be considered "sold" upon the date when such item is billed or invoiced, shipped, consigned or paid for, whichever event occurs first.

                  B. The annual royalty percentage shall be four percent (4%) of the Net Sales Price of Products sold by Licensee under the terms of this Agreement.

                  C. The annual royalty percentages expressed as a percentage of Net Sales of Products are set forth in Schedule E. Commencing January 1, 1997 Licensee shall remain current, on a quarterly basis, on the minimum royalty amounts for the contract period as set forth in Schedule E. For example, in the first period annual period (1997), at the end of the first quarter, royalty payments made shall equal or exceed the stated annual minimum for that quarter (1997, I), at the end of the second quarter total royalties paid under the contract shall equal or exceed the accumulated minimum royalties for that annual period through the second quarter (1997, II), at the end of the third quarter of the first annual period total royalties paid shall equal or exceed the




                                                                               4


accumulated minimum royalties for that annual period through the third quarter (1997, III), and so on through the contract period. Thus, if the total minimum royalty due is achieved and paid prior to the end of the Initial term of this Agreement, the only royalties due throughout the remainder of the term shall be those calculated on the basis of a percentage of Net Sales.

                  D. Within thirty (30) days after the end of each month, a report shall be made by Licensee to Licensor setting forth the number and type of Products which have been sold during the preceding month and also showing the Net Sales Price of such Products and other information on an appropriate form, such as the monthly sales report attached hereto as Schedule C.1.

                  E. Licensee shall make royalty payments to Licensor for sold Products within thirty (30) days after the end of each calendar quarter and shall submit an appropriate form, such as the quarterly royalty remittance report attached hereto as Schedule D, for all Products sold. Interest shall accrue and be payable by Licensee on royalties earned by Licensor, beginning on the thirty-first (31st) day after the completion of each quarter in which the Products were invoiced and for which royalties are due. Interest shall be calculated on a floating basis of one percent (1%) over the commercial reference rate in effect at the end of each month at Citibank, New York.

                  F. The annual minimum royalty to be paid during the term of the Agreement is shown in Schedule E.

                        ARTICLE 5. WARRANTY AND INDEMNITY
                        ---------------------------------

                  A. Licensee warrants that the Products shall be of good quality in design, material, and workmanship, and that they shall be suitable for their intended purposes; that no injurious, poisonous, deleterious or toxic substances or materials will be used in or on the Products; that the Products in normal and proper use will not harm the user thereof; and that the



                                                                               5


Products will be manufactured, sold and distributed in strict compliance with all applicable laws and regulations. Licensee agrees to defend, indemnify and hold Licensor harmless against any liabilities and expenses arising out of use by any person of Products sold by Licensee. Similarly, Licensor will defend, indemnify and hold Licensee harmless from all product liability on any other products bearing the Trademarks not manufactured, sold, distributed or advertised by the Licensee, and Licensee shall give Licensor prompt notice in writing of all such suits, claims or other actions or proceedings brought against it.

                  B. Licensee agrees to defend, indemnify and hold Licensor harmless against any liabilities and expenses arising from the infringement of a patent or copyright caused by the manufacture, advertisement or sale of the Products.

                  C. Licensor will promptly notify Licensee in writing of all suits, claims or other actions or proceedings brought against Licensor and against which Licensee has agreed to defend, indemnify and hold Licensor harmless. Licensee at its sole expense agrees to defend the same; provided, however, that Licensor shall have given Licensee prompt notice in writing and shall have given Licensee all pertinent information in Licensor's possession to enable and permit Licensee to defend.

                  D. Licensee shall procure and maintain at its own expense in full force and effect at all times during which the Products are being sold and for three (3) years after the sales are complete, a Commercial General Liability Insurance with limits and conditions set as follows: throughout the term of the Agreement, Licensee will carry a Commercial General Liability Insurance on an Occurrence Basis with a Combined Single Limit for Bodily Injury and Property Damage of not less than $1,500,000 for each Occurrence and to include Blanket Contractual Liability, Product/ Completed Operations, Advertising Injury and Personal Injury Liability. It is agreed that such insurance limits may be provided by both a primary and excess policy totaling



                                                                               6


not less than $1,500,000 per occurrence/ $3,000,000 annual aggregate. This is not a limit of Licensee's liability.

                  It is agreed that the Licensee will provide the Licensor with a certificate of insurance evidencing such coverage within ten (10) days of executing this Agreement, naming Brittania Sportswear Limited, Levi Strauss & Co., and their respective directors, officers, employees, agents and assigns as additional insureds for liabilities related to this Agreement. This policy shall not be cancelable or subject to reduction of coverage or limits or to any other modification without providing thirty (30) days written notice of cancellation or reduction of coverage to the Licensor.

                  It is further agreed that the Licensee during the term of the Agreement will procure this Commercial General Liability insurance contract with an insurance company which has an A.M. Best Rating of A or better, unless otherwise approved in writing by Licensor.

                 ARTICLE 6. INFRINGEMENT, INDEMNITY, AND DEFENSE
                 -----------------------------------------------

                  A. Licensor represents and warrants that it is the owner of the Trademarks set forth in Paragraph 1.D. above.

                  B. Licensor represents and warrants that it will not take any action with regard to the Trademarks so as to interfere with the manufacture,
sale,   distribution  and  advertising  of  Products  as  contemplated  by  this
Agreement.

                  C. Licensor represents and warrants that on its own initiative and at its own expense it will take all appropriate actions necessary to protect Licensee's exclusive right to use the Trademarks and will in good faith prosecute against all such infringements; provided, however, that Licensee will not be precluded from initiating at its own expense actions pursuant


                                                                               7



to any rights and remedies Licensee may have under any law arising outside the scope of this Agreement.

                  D. Licensor agrees to defend, indemnify and hold Licensee harmless from and against any liabilities and expense resulting from any suit, claim or other action or proceeding brought against Licensee for trademark infringement arising out of the use of the licensed Trademarks.

                  E. Licensee will promptly notify Licensor in writing of all suits, claims or other actions or proceedings brought against Licensee and against which Licensor has agreed to defend, indemnify and hold harmless. Licensor at its sole expense agrees to defend the same; provided, however, that Licensee shall have given Licensor prompt notice in writing and shall have given Licensor all pertinent information in Licensee's possession to enable and permit Licensor to defend.

                           ARTICLE 7. COMPETING BRANDS
                           ---------------------------

                  Licensee agrees that during the term of this Agreement it will not enter into new license arrangements with other producers of men's branded casual apparel that are marketed and sold in national and regional discount channels and that in Licensor's reasonable judgment compete in the marketplace with Licensor's line of BRITTANIA(R) products. This provision does not apply to store or private branded programs.

                     ARTICLE 8. QUALITY AND PRODUCT CONTROL
                     --------------------------------------

                  A. Licensee agrees to submit to Licensor for product and quality approval two (2) prototype samples ("Samples"), made under normal production conditions, of each Product proposed to be advertised, sold, manufactured, or distributed by Licensee. Promptly after receipt



                                                                               8


of said Samples, Licensor shall give the Licensee its written approval or disapproval of the Samples. "Promptly" is intended to mean within ten (10) working days under ordinary circumstances. If Licensee does not receive notice of disapproval within ten (10) working days of delivery of Samples, Licensor shall be deemed to have approved such Samples. Licensor shall specifically set forth in writing its reasons for disapproval of any Sample and in no case will Licensor unreasonably withhold its approval. Licensee will not manufacture, advertise, sell, or distribute any such Products without prior approval.

                  B. Licensor shall have the right to refuse to approve any Sample which in good faith is considered to impair the value or reputation of any of the Trademarks by reason of poor or substandard quality, inadequate or improper resemblance to the quality standard represented, or otherwise. Licensee agrees to maintain the quality of all Products made or sold by or through it under this Agreement up to the quality and finish of the Samples approved by Licensor and agrees not to change the Products in any substantial respect without the prior written consent of Licensor. However, Licensor understands and agrees that Licensee, from time to time and in its sole discretion, may change the materials and components used in and on an approved Product without the prior written approval of Licensor provided that the quality of the Product, its construction, or its appearance are not substantially affected thereby. From time to time after the Licensee has commenced selling the Products, Licensee shall, at the request of Licensor, furnish to Licensor without cost, a reasonable number of random samples not to exceed three (3) of each different style being manufactured and sold by or through Licensee hereunder, together with any labels, cartons, containers, and packing and wrapping materials used in connection therewith.

                  C. Licensee agrees to promptly furnish Licensor with the addresses of Licensee's production and warehouse facilities for the Products and the names and addresses of


                                                                               9



the persons, firms or corporations, if any, which are manufacturing each of the Products for Licensee. Licensor shall have the right upon reasonable notice (ten
(10) working days or more) to Licensee, during regular business hours and at its own expense, to inspect any production and warehouse facilities where any of the Products are being manufactured or stored for the purpose of enabling Licensor to determine whether Licensee is adhering to the requirements of this Agreement relating to the nature and quality of the Products and the use of the Trademarks in connection therewith.

                  It is understood that all manufacturing processes, including but not limited to equipment used, technical data, systems, methods and procedures, and all other information involved in the manufacturing and execution of Licensee's business shall be considered "Proprietary Information" as defined in Article 13 of this Agreement and shall not be disclosed by Licensor.

                  D. Licensee agrees to develop and submit to Licensor an annual Marketing Plan for all products manufactured pursuant to this Agreement. "Marketing Plan" is defined as a plan which projects sales estimates and sets forth retail distribution, product, advertising, and promotional plans for the coming year.

                  E.  Licensor  shall not require  Licensee to pay  royalties on off-quality Products, commonly referred to as "seconds" or "irregulars," provided that the Trademarks are removed from such Products. If Licensee is unable to remove the Trademarks from off-quality Products without unreasonable effort or expense, as determined by Licensee in its sole discretion, Licensee shall dispose of such branded off-quality Products through selected retailers approved by Licensor or to employees of Licensee or Licensor and only after clearly marking and packaging the Products as "irregular." The royalty percentage shall be reduced to one-half (1/2) of the royalty rate then in effect for branded, first-quality Products. The amount of such branded off-quality


                                                                              10




products allowed shall not exceed two percent (2%) of annual Net Sales. Branded, off-quality Products in excess of two percent (2%) of the annual Net Sales shall be subject to the regularly applicable royalty rate. Licensee shall report amounts of such branded off-quality Products on a report such as the Monthly Sales of Irregulars report attached hereto as Schedule C.2.

       ARTICLE 9. ETHICS CODE AND GLOBAL SOURCING AND OPERATING GUIDELINES
       -------------------------------------------------------------------

                  A. Licensor has and is determined to maintain a world-wide reputation for ethical business conduct. To further this aim, Licensor has adopted a Code of Ethics and has also adopted Global Sourcing and Operating Guidelines setting forth standards of conduct it requires from, among others, its licensees, including Licensee. Licensee acknowledges that its conduct, and the conduct of any permitted sub-contractor, must reflect positively on Licensor's reputation and agrees to the provisions of this Article 9 accordingly.

                  B. Licensee represents and warrants that Licensee and its key officers and managers have read and understand Licensor's Code of Ethics, a copy of which is attached to this Agreement as Exhibit 1, and agrees that Licensee will, and will cause its permitted sub-contractors to, abide by the principles set forth therein (as amended from time to time by Licensor) in conducting all aspects of its operations under this Agreement.

                  C. Licensee further represents and warrants that its key officers and managers have read and understand the Global Sourcing and Operating Guidelines attached to this Agreement as Exhibit 2, and agrees that Licensee will, and will cause its permitted sub-contractors to, comply with the requirements of the Terms of Engagement at all times.

                  D. Licensee remains fully  responsible for compliance with all local laws and regulations applicable to Licensee's operations. If the requirements of the Code of Ethics or of the Global Sourcing and Operating
Guidelines  are  stricter  than  the   requirements   of  applicable   law,



                                                                              11


the requirements of the Code of Ethics and the Global Sourcing and Operating Guidelines shall control.

                  E. This Article is of the essence of this Agreement. Any material failure by Licensee or any of its sub-contractors to comply with the Code of Ethics or any failure by Licensee or any of its sub-contractors to comply with the Global Sourcing and Operating Guidelines will be grounds for termination of this Agreement by Licensor.

                          ARTICLE 10. TRADEMARK CONTROL
                          -----------------------------

                  A. Licensor shall provide standards, specifications and instructions for the use of the Trademarks and Licensee agrees to strictly abide by them. The Trademarks shall be reproduced precisely as set forth on Schedule A hereto.

                  B. Licensee agrees that no advertising or display materials shall be unethical, immoral or offensive to good taste, and no display or advertising material shall be used without the prior written approval of Licensor, which approval may be granted or withheld in Licensor's reasonable discretion; provided, however, that Licensor's approval shall be communicated not more than ten (10) working days after Licensee's submission of such material to Licensor, and such communication shall specifically describe the Licensor's basis for disapproval and suggest corrective action which may be taken to secure approval of such material. If Licensee does not receive notice of Licensor's disapproval within ten (10) working days, Licensor shall be deemed to have approved the material. The proposed uses and estimated duration of the displays and advertising material shall be stated by Licensee when submitting the same to Licensor for approval, and said approval shall extend only to the said proposed uses and duration thereof, except that once an advertisement has been approved by Licensor, it need not be resubmitted for subsequent repeats, changes in size of the advertisement or cropping. Samples of each



                                                                              12



advertisement shall be retained by Licensee together with records of media and frequency of appearance of the advertisement.

                  C. Licensee further agrees to cooperate with Licensor in maintaining advertising standards. This provision in no way shall operate to restrain resales, but only to avoid purchaser confusion and protect the valuable image represented by the Trademarks in all advertising and promotion.

                  D. Licensee shall cooperate with Licensor, if necessary and upon request, in protecting and proving use of the Trademarks.

                  E. Licensee agrees to place upon all hangtags, identification tags, price lists, catalogs, and similar trade advertising materials other than radio and television advertising, the phrase "Manufactured under license from Brittania Sportswear Ltd., Renton, WA 98055."

                  F. Licensee agrees to keep records of sales volume and advertising expenditures on an annual basis.

                  G. Licensee agrees to cooperate with Licensor in obtaining any further registrations and agrees not to use or register any trademarks confusingly similar to the Trademarks.

                      ARTICLE 11. MARKETING OF THE PRODUCTS
                      -------------------------------------

                  A. Licensee shall use its best efforts to exploit the rights granted herein consistent with Licensor's marketing policies and the maintenance of Licensor's goodwill.

                  B. Licensee shall not sell Products to any account until it has obtained Licensor's prior written approval to sell to the specified account. Such approval or rejection shall be made by Licensor within ten (10) working days of receipt of Licensee's request for approval. If Licensee does not receive notice of Licensor's rejection within ten (10) working days, Licensor


                                                                              13



shall be deemed to have approved the account. Licensee is not required to obtain approval for an account if Licensor, as of the effective date of the Agreement, already offers first quality Brittania(R) brand merchandise to the account.




                       ARTICLE 12. ASSISTANCE BY LICENSOR
                       ----------------------------------

                  A. Licensor shall, from time to time, furnish Licensee with such assistance and information in the following categories as Licensor and Licensee mutually deem necessary to aid Licensee in the production and marketing of Products under this Agreement.

                           (1) Advertising and promotional  materials for use by
Licensee in the marketing, advertising or production of Products under this Agreement; and

                           (2)  Information  concerning  sales and  trend  data,
promotions, credit information, marketing, and customers of Licensor for its garments, provided that Licensor shall have the right to withhold proprietary information in its sole discretion.

                  B. Licensee shall reimburse Licensor for the out-of-pocket cost of furnishing Licensee with the material described in subparagraph A(1) of this article (which may include development and production cost for materials developed especially for use by Licensee at Licensee's request and otherwise will be limited to actual reproduction and shipping cost), and the salaries, traveling, and living expenses of Licensor's employees rendering assistance away from their normal employment location whose work activities do not normally involve licensing or sales, but only when such materials or assistance have been approved in advance in each instance by the Licensee in writing.



                                                                              14




                  C. Licensor agrees to provide expertise in the development of markets for licensed Products, and the marketing of items of wearing apparel with the Products and Licensee agrees to coordinate all marketing activities with Licensor.



                       ARTICLE 13. PROPRIETARY INFORMATION
                       -----------------------------------

                  A. Except as otherwise provided in this Agreement, all proprietary information disclosed by one of the parties (the "Discloser") to the other party (the "Recipient") is Confidential Information and (1) shall remain the exclusive property of the Discloser, (2) shall be used by the Recipient only in connection with its performance under this Agreement and (3) shall be protected by the Recipient. Confidential Information includes, without limitation, any formula, pattern, program, method, technique, process, design, business plan, business opportunity, customer or personnel list, or financial statement that: (1) derives independent economic value, actual or potential, for not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Confidential Information includes, but is not limited to, information disclosed in connection with this Agreement, and shall not include information that: (1) is now or subsequently becomes generally available to the public through no wrongful act or omission of Recipient; (2) Recipient has legally obtained from sources other than the Discloser and is in its possession prior to disclosure to Recipient by Discloser; (3) is independently developed by Recipient without use, directly or indirectly, of any Confidential Information; or (4) Recipient obtains from a third party who has the right to transfer or disclose it.


                                                                              15




                  B. Except as specifically  authorized by Discloser in writing,
Recipient shall not reproduce, use, distribute, disclose or otherwise disseminate the Confidential Information and shall not take any action causing, or fail to take any action necessary to prevent, any Confidential Information disclosed to Recipient pursuant to this Agreement to lose its character as Confidential Information. Upon termination of this Agreement or upon request by Discloser, Recipient shall promptly deliver to Discloser all Confidential Information and all embodiments thereof then in its custody, control or possession and shall deliver within five (5) days after such termination or request a written statement to Discloser certifying to such action.

                  C. Recipient agrees that access to Confidential Information will be limited to those employees or other authorized representatives of Recipient who: (1) need to know such Confidential Information in connection with their work related to this Agreement and (2) have signed agreements with Recipient obligating them to maintain the confidentiality of Confidential Information disclosed to them. Recipient further agrees to inform such employees or authorized representatives of the confidential nature of Confidential Information and agrees to take all necessary steps to ensure that the terms of this Agreement are not violated by them.

                  D. Recipient's duty to protect Discloser's Confidential Information pursuant to this Agreement extends both during the term of this Agreement (including any extension or renewal thereof) and after its termination.

                               ARTICLE 14. RENEWAL
                               -------------------

              If during the second year of the Agreement (1998), Licensee's Net Sales meet or exceed a Net Sales volume of nine million dollars ($9,000,000), then Licensee shall have the option to renew the Agreement for an additional two-year period at the royalty rate and minimum royalties shown in Schedule E. Should Licensee exercise its option to renew, the parties agree,


                                                                              16



during the first year of such renewal term, to meet and discuss terms on which a further renewal might be negotiated; provided, however, that Licensor shall be under no obligation to enter into an additional renewal if acceptable terms cannot be agreed to by the parties.

              During each annual renewal year Licensee shall remain current, on a quarterly basis, on the minimum royalty amounts for each annual renewal period as set forth above in Article 4.C. hereof.

              Should the Licensee not meet the terms required to automatically renew this Agreement, the Licensee and Licensor agree to meet at least six (6) months prior to the expiration of this Agreement to discuss the progress of the program and to negotiate possible terms for renewal.

                          ARTICLE 15. BOOKS OF ACCOUNT
                          ----------------------------

                  A. Licensee shall keep full and accurate books of account and all documents and other material relating to this Agreement and the subject matter thereof in accordance with generally-accepted accounting principles at Licensee's principal office at all times during the continuation of this Agreement and for two (2) years thereafter. Licensee agrees to keep complete and correct account of the number and Net Sales Price of Products sold according to this Agreement.

                  B. Licensee shall submit to Licensor the monthly sales report and such other reports as will enable Licensor to evaluate the success of Licensee's marketing activities related to this Agreement.

                  C. Licensor or its duly authorized agent or representative shall have the right upon ten (10) days' advance notice, during regular business hours, and at its own expense, to examine such books, documents, and other material relating to the Products and shall be at liberty


                                                                              17



to make copies of all or any part of such books, documents and other related materials. Licensor agrees that all information, data, books, documents, and other materials acquired by it pursuant to this paragraph will be treated by it as proprietary information of Licensee in the same manner and upon the same terms as are set forth in Article 13 above.

                          ARTICLE 16. USE OF TRADEMARKS
                          -----------------------------

                  A. Licensee recognizes that (1) there is great value to Licensor in the Trademarks and the goodwill associated therewith, (2) that Licensor may license third parties to use such Trademarks and goodwill in connection with other goods and services in various countries, including the United States, (3) that nothing contained in this Agreement gives Licensee any interest or property rights in the Trademarks except the right to use the same as specifically granted herein, and (4) that all uses by Licensee of the Trademarks shall inure to the benefit of Licensor.

                  B. Licensee agrees that it will not during the existence of this Agreement or thereafter, directly or indirectly, assert any interest or property rights in or to any of the Trademarks which are now or hereafter owned or controlled by Licensor and which have not been abandoned by Licensor.

                  C. Upon termination of this Agreement, Licensee shall cease using the Trademarks, but shall have the right to dispose of stocks of Products in inventory and to complete and dispose of those Products in the process of manufacture; provided, however, that the same is completed within the period specified in Article 21 herein.

                          ARTICLE 17. SPECIAL PURCHASE
                          ----------------------------

                                                                              18




              Licensor, from time to time, may purchase Products covered by this Agreement from Licensee for use in special retail promotions in connection with its apparel products and for resale to employees of Licensor as part of its established Employee Purchase Program (EPP). Such purchases as described in this Article shall be at a price to be agreed upon between the parties.

                            ARTICLE 18. FORCE MAJEURE
                            -------------------------

              Neither party shall be deemed to be in breach of this Agreement, shall be subject to having this Agreement terminated, or shall in any way be liable to the other party for damages of any type or for any relief of any type on account of any act, omission, failure of performance, event, occurrence, or cause which is unavoidable or beyond its reasonable control, including, but not by way of limitation, accident, fire, flood, natural disaster, strike or labor disturbances, vandalism, riot or insurrection, war, embargo, any order, decree, law or regulation of any court, government or governmental agency.

                               ARTICLE 19. NOTICE
                               ------------------

              All demands and requests required or permitted by this Agreement shall be by notice given hereunder. Notices for routine business matters, such as under Articles 8 and 10 above, shall be as agreed upon by the parties. If no form of notice is agreed upon, notice shall be given by a mailing in writing, postage prepaid, addressed to the parties as follows or to such other addresses as one party may specify in notice to the other party:


                                                                              19


                           Brittania Sportswear Ltd.
                           500 Naches Ave. S.W.
                           Renton, WA 98055
                           Attention:  Director of Marketing
                           (206) 227 - 7800
                           (206) 227 - 8616 (FAX)

                           Nantucket Industries, Inc.
                           105 Madison Avenue
                           New York, NY 10016
                           Attn: Chairman
                           (212) 889 - 5656
                           (212) 532 - 3217 (FAX)

                           Levi Strauss & Co.
                           1155 Battery Street
                           San Francisco, CA 94111
                           Attention: Director of Licensing, LSNA
                           (415) 544-7515
                           (415) 544-1495 (FAX)

Such notice shall be effective upon receipt by the party to whom it is addressed.

                             ARTICLE 20. ASSIGNMENT
                             ----------------------

              Licensee shall not assign, sublicense or otherwise transfer its right under this Agreement, to any subsidiary, parent company, affiliated entity, or any other third party without the prior written approval of Licensor which approval shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

                   ARTICLE 21. DISPOSAL OF STOCKS/TERMINATION
                   ------------------------------------------

              In the event this Agreement is terminated for any reason, Licensee shall discontinue the manufacture of Products under this Agreement on or before the effective date of such termination; provided, however, Licensee shall have the right to dispose of existing stocks of



                                                                              20



Products on hand, in process, or in transit, produced in the ordinary course of business, in accordance with the terms of this Agreement (including, without limitation, the provisions of Article 11.B. regarding approved accounts). The right to dispose of stocks shall be non-exclusive with regard to use of the trademarks and shall not extend beyond one hundred and eighty (180) days from the date of termination of this Agreement, and may be shortened or eliminated at the discretion of Licensor if this Agreement is terminated by default by Licensee. Upon termination, Licensor shall continue to be paid on a quarterly basis during any permitted disposal period.

                        ARTICLE 22. GOVERNING LAW; VENUE
                        --------------------------------

                  A. The validity, construction, and performance and effect of this Agreement shall be governed by and construed under and in accordance with the laws of the State of California without regard to its choice of law principles.

                  B. The parties hereto consent to the jurisdiction of the federal and state courts of the State of California. The parties agree that any action or proceeding arising out of this Agreement shall be brought in a federal or state court of competent jurisdiction in the State of California, and in no other jurisdiction.

                ARTICLE 23. AGREEMENT EMBODIES ALL UNDERSTANDINGS
                -------------------------------------------------

              This Agreement embodies all understandings between the parties hereto. Any promises, agreements, representations, or obligations which may have been previously made or undertaken by either of the parties and not set out herein are canceled and shall be of no further force or effect. This Agreement shall not be changed, modified, abrogated, or superseded unless by a writing signed the party to be bound.


                                                                              21




                               ARTICLE 24. WAIVER
                               ------------------

              The waiver by either party of any specific provision of the Agreement or either party's failure to exercise any right which accrues to it under this Agreement shall not affect the enforceability of any other provision or rights accruing hereunder.

                            ARTICLE 25. SEVERABILITY
                            ------------------------
              Should  any  part  or   provision   of  this   Agreement  be  held
unenforceable or in conflict with the laws of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

                           ARTICLE 26. ATTORNEYS' FEES
                           ---------------------------

              In any litigation, arbitration or court proceeding between the parties, the prevailing party shall be entitled to recover, in addition to any other amounts rewarded, reasonable attorneys' fees and all costs of proceedings incurred in enforcing this Agreement.

                              ARTICLE 27. HEADINGS
                              --------------------

              The section headings provided herein are provided for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.


                            ARTICLE 28. COUNTERPARTS
                            ------------------------

              This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.


                                                                              22




                  IN WITNESS WHEREOF, the parties have executed this License Agreement as of the Effective Date.



BRITTANIA SPORTSWEAR LTD.                   NANTUCKET INDUSTRIES, INC.
LICENSOR                                    LICENSEE



By:                                         By:
   -------------------------------             --------------------------------
Printed Name:                               Printed Name:
              --------------------                        ---------------------
Title:                                      Title:
      ----------------------------                -----------------------------



                                                                              23








                                   SCHEDULE A
                                   ----------

                  BRITTANIA(R) LOGOS AND DISTINCTIVE TRADEMARKS

* Trademark usage is divided into 3 categories:

o  on Product
o  on Packaging
o  Advertising

Attached hereto are the specific trademarks and exact approved uses thereof.










                                   SCHEDULE B
                                   ----------

                                    PRODUCTS

UNDERWEAR
---------

Men's knit colored/patterned underwear
Men's knit boxer shorts

LOUNGEWEAR
----------

Top Silhouettes:
----------------
                      Athletic Shirts
                      Muscle Shirts
                      Tee Back Athletic Shirts
                      Tee Shirts
                      Henley Neck Shirts
                      Unconstructed CPO Shirt, V-Neck

                      Fabrications:
                      -------------
                      Knits:        Jersey, Rib, Thermal and Mesh
                      Woven:        Flannel, Sheeting

                      Fabric Weight:
                      --------------
                      Between 130 and 180 grams per square meter
Bottom Silhouettes:
-------------------
                      Boxer Shorts
                      Jams
                      Pull-On Pants Elastic Waist
                      Pull-On Pants Draw String Waist

                      Fabrications:
                      -------------
                      Knits:        Jersey, Rib, Thermal and Mesh
                      Woven:        Flannel, Sheeting

                      Fabric Weight:
                      --------------
                      Between 130 and 180 grams per square meter
Unionsuits:
-----------
                      One Piece

                      Fabrication:
                      ------------
                      Knit:         Jersey

                      Fabric Weight:
                      --------------
                      Between 130 and 180 grams per square meter







                                  SCHEDULE C.1.
                                  -------------


                               LEVI STRAUSS & CO.
                    MONTHLY SALES REPORT FOR REGULAR PRODUCT

                              Nantucket Industries
                                    Licensee


                                 Country:          United States

Month of                                     , 19     Preparation Date:
          ----------------------------------     ---                   ---------

--------------------------------------------------------------------------------
      PRODUCT GROUP                    NET UNITS                    NET SALES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTALS:
--------------------------------------------------------------------------------




(1)      Total Sales for Month
                                                                 ---------------
(2)      Royalty at _____ percent
                                                                 ---------------
(3)      Royalties Accrued Quarter-to-Date
                                                                 ---------------






                                  SCHEDULE C.2.
                                  -------------


                            BRITTANIA SPORTSWEAR LTD.
                   MONTHLY SALES REPORT FOR IRREGULAR PRODUCT

                              Nantucket Industries
                                                      Licensee


                                 Country:          United States

Month of                                     , 19     Preparation Date:
          ----------------------------------     ---                   ---------

--------------------------------------------------------------------------------
      PRODUCT GROUP                    NET UNITS                    NET SALES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTALS:
--------------------------------------------------------------------------------



(1)      Total Sales for Month

(2)      Royalty at _____ percent

(3)      Royalties Accrued Quarter-to-Date





                                   SCHEDULE D
                                   ----------

                            BRITTANIA SPORTSWEAR LTD.
                       QUARTERLY ROYALTY REMITTANCE REPORT

REPORT FOR THE                               QUARTER ENDING
               ----------------------------                 --------------------
Date Prepared                                         Licensee
               -------------------------                       -----------------

Month                                             Net Sales - Firsts             Net Sales - Seconds
---------                                         ------------------             -------------------

--------------------                             ---------------------

--------------------                             ---------------------

--------------------                             ---------------------

1.  Total Sales Current Quarter                  _____________________          ____________________

2.  Sales- Prior Qtr(s)
     [Line 3 from prior report]                  _____________________          ____________________

3.  Total Sales - through current
     Qtr. [Line 1 + Line 2]                      _____________________          ____________________

4.  Royalty Earned [1sts + 2nds]
     Thru Cur Qtr [R.R.* X Line 3]               _____________________          ____________________

5.  Total Royalty Earned
     [Total of 1sts + 2nds]                      _____________________

6.  Minimum Royalty Due
     End of Quarter**                            _____________________

7.  Enter Line 5 or Line 6
     whichever is greater                        _____________________

8.  Royalties Paid in Prior Qtr.(s)
     of Current Agreement                        _____________________

9.  Royalty Due BSL - Current
     Qtr. [Line 7 less Line 8]                   _____________________

* Royalty Rate for 1sts is 4%.  Royalty Rate for 2nds up to a maximum of 2% of Total Net Sales is 2% [see article
4.B. and 9.F.]

** Minimum Royalty Figure:  See Schedule E.




                                   SCHEDULE E
                                   ----------

       ANNUAL/                                                                                     ACCUMULATED
        PERIOD                MINIMUM                                        MINIMUM                 MINIMUM
       QUARTER               NET SALES               ROYALTY                 ROYALTY                 ROYALTY
                               ($000)             (% NET SALES)              ($000)                   ($000)

1997             I         1,500.00                 4.0%                   60.00                     60.00

                II         1,500.00                 4.0%                   60.00                    120.00

               III         1,500.00                 4.0%                   60.00                    180.00

                IV         1,500.00                 4.0%                   60.00                    240.00

TOTAL                    $ 6,000.00                                     $ 240.00


1998             I         1,531.25                 4.0%                   61.25                    301.25

                II         1,531.25                 4.0%                   61.25                    362.50

               III         1,531.25                 4.0%                   61.25                    423.75

                IV         1,531.25                 4.0%                   61.25                    485.00

TOTAL                    $ 6,125.00                                     $ 245.00


1999             I         1,562.50                 4.0%                   62.50                    547.50

                II         1,562.50                 4.0%                   62.50                    610.00

               III         1,562.50                 4.0%                   62.50                    672.50

                IV         1,562.50                 4.0%                   62.50                    735.00

TOTAL                    $ 6,250.00                                     $ 250.00




                             SCHEDULE E (continued)


       RENEWAL/                                                                                    ACCUMULATED
        PERIOD                MINIMUM                                        MINIMUM                 MINIMUM
       QUARTER               NET SALES               ROYALTY                 ROYALTY                 ROYALTY
                               ($000)             (% NET SALES)              ($000)                   ($000)

2000             I         1,750.00                 4.0%                   70.00                     70.00

                II         1,750.00                 4.0%                   70.00                    140.00

               III         1,750.00                 4.0%                   70.00                    210.00

                IV         1,750.00                 4.0%                   70.00                    280.00

TOTAL                    $ 7,000.00                                     $ 280.00


2001             I         1,950.00                 4.0%                   78.00                    358.00

                II         1,950.00                 4.0%                   78.00                    436.00

               III         1,950.00                 4.0%                   78.00                    514.00

                IV         1,950.00                 4.0%                   78.00                    592.00

TOTAL                    $ 7,800.00                                     $ 312.00




                                    EXHIBIT 1

                            LICENSOR'S CODE OF ETHICS


Levi Strauss & Co. has a long and distinguished history of ethical conduct and community involvement. Essentially, these are a reflection of the mutually shared values of the founding families and of our employees.

Our ethical values are based on the following elements:

A commitment to commercial success in terms broader than merely financial measures.

A respect of our employees, suppliers, customers, consumers and stockholders.

A commitment to conduct which is not only legal but fair and morally correct in a fundamental sense.

Avoidance of not only real, but the appearance of conflict of interest.


From time to time the Company will publish specific guidelines, policies and procedures. However, the best test whether something is ethically correct is whether you would be prepared to present it to our senior management and board of directors as being consistent with our ethical traditions. If you have any uneasiness about an action you are about to take or which you see, you should discuss the action with your supervisor or management.





                                    EXHIBIT 2

                              LEVI STRAUSS & CO.'S

                     GLOBAL SOURCING & OPERATING GUIDELINES

Levi Strauss & Co. seeks to conduct its business in a responsible manner. We believe this is an important element of our corporate reputation which contributes to the strength of our commercial success. As we expand our marketing activities abroad, and work with contractors and suppliers throughout the world to help meet our customers' needs, it is important to protect our Company's reputation in selecting where and with whom to do business.

Levi Strauss & Co.'s GLOBAL SOURCING & OPERATING GUIDELINES includes two parts: the BUSINESS PARTNER TERMS OF ENGAGEMENT, which address work place issues that are substantially controllable by individual business partners; and the COUNTRY ASSESSMENT GUIDELINES, which address larger, external issues beyond the control of the individual business partners.

BUSINESS PARTNER TERMS OF ENGAGEMENT:

The TERMS OF ENGAGEMENT are tool that help protect Levi Strauss & Co.'s CORPORATE REPUTATION and, therefore, its COMMERCIAL SUCCESS. They assist us in selecting business partners* that follow work place standards and business practices consistent with our Company's policies. As a set of guiding principles, they also help to identify potential problems so that we can work with our business partners to address issues of concern as they arise.

Specially, we expect our business partners to operate work places where the following standards and practices are followed:

1.       EMPLOYMENT STANDARDS:
         We will only do business with partners whose workers are in all cases present voluntarily, not put at risk of physical harm, fairly compensated, allowed the right of free association and not exploited in any way. In addition, the following specific guidelines will be followed.

         WAGES AND BENEFITS
         We will only do business with partners who provide wages and benefits that comply with any applicable law or match the prevailing local manufacturing or finishing industry practices.

         WORKING HOURS
         While permitting flexibility in scheduling, we will identify prevailing local work hours and seek business partners who do not exceed them accept for appropriately compensated overtime. While we favor partners who utilize less than sixty-hour work weeks, we will not use contractors who, on a regularly scheduled basis, require excess of a sixty-hour week. Employees should be allowed at least one day off in seven days.

         CHILD LABOR
         Use of child labor is not permissible. Workers can be no less than 14 years of age and not younger than the compulsory age to be in school. We will not utilize partners who use child labor in any of their facilities. We support the development of legitimate workplace apprenticeship programs for the educational benefit of younger people.

         PRISON LABOR/FORCED LABOR
         We will not knowingly utilize prison or forced labor in contracting relationships in the manufacture and finishing of our products. We will not utilize or purchase materials from a business partner utilizing prison or forced labor.

         DISCRIMINATION
         While we recognize and respect cultural differences, we believe that workers should be employed on the basis of their ability to do the job, rather than on the basis of personal characteristics or beliefs. We will favor business partners who share this value.


         DISCIPLINARY PRACTICES
         We will not utilize business partners who use corporal punishment or other forms of mental or physical coercion.

         HEALTH & SAFETY
         We will only utilize business partners who provide workers with a safe and healthy work environment. Business partners who provide residential facilities for their workers must provide safe and healthy facilities.

2.       ENVIRONMENTAL STANDARDS:
         We will only do business with partners who share our commitment to the environment and who conduct their business in a way that is consistent with Levi Strauss & Co.'s Environmental Philosophy and Guiding Principles.

3.       ETHICAL STANDARDS:
         We will only seek to identify and utilize business partners who aspire as individuals and in the conduct of their business to a set of ethical standards not incompatible with our own.

4.       LEGAL STANDARDS:
         We expect our business partners to be law abiding as individuals and to comply with legal requirements relevant to the conduct of their business.

5.       COMMUNITY INVOLVEMENT:
         We will favor business partners who share our commitment to contribute to improving community conditions.

* Business partners are contractors and subcontractors who manufacture or finish our products and suppliers who provide raw materials used in the production of our products. We have begun applying the Terms of Engagement to business partners involved in manufacturing and finishing, and plan to extend their application to suppliers.






                               Exhibit 2 continued

COUNTRY ASSESSMENT GUIDELINES:

The diverse cultural, social, political, and economic circumstances of the various countries where Levi Strauss & CO. has existing or future business interests raise issues that could subject our CORPORATE REPUTATION and therefore, our BUSINESS SUCCESS, to potential harm. The COUNTRY ASSESSMENT GUIDELINES are intended to help us assess these issues. The GUIDELINES are tools that assist us in making practical and principled decisions as we balance the potential risks and opportunities associated with conducting business in a particular country.

In making these decisions,  we consider the degree to which our global CORPORATE
REPUTATION  and  COMMERCIAL   SUCCESS  may  be  exposed  to  UNREASONABLE  RISK.
Specially, we assess whether the:

BRAND IMAGE would be adversely affected by a country's perception or image among our customers and/or consumers;

HEALTH AND SAFETY of our employees and their families, or our Company representatives would be exposed to unreasonable risk;

HUMAN RIGHTS ENVIRONMENT would prevent us from conducting business activities in a manner that is consistent with the Global Sourcing Guidelines and other Company policies;

LEGAL SYSTEM would prevent us from adequately protecting our trademarks, investments or other commercial interests, or from implementing the Global Sourcing Guidelines and other Company policies; and

POLITICAL,   ECONOMIC  AND  SOCIAL  ENVIRONMENT  would  threaten  the  Company's reputation and/or commercial interest.

In making these assessments, we take into account the various types of business activities and objectives proposed (e.g., procurement of fabric and sundries, sourcing, licensing, direct investments in subsidiaries) and, thus, the accompanying level of risk involved.


Levi Strauss & Co. is committed to continuous improvement in the implementation of its Global Sourcing & Operating Guidelines. As we apply these tools throughout the world, we will acquire greater experience and gain new insight from a variety of sources. The knowledge will enable us to continue our efforts to update our Guidelines, better address issues of concern, and meet new challenges.